UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)
4109 Bryan Avenue, NW
Albuquerque, New Mexico 87114
(Address of principal executive offices)
Registrant’s telephone number, including area code: (866) 298-4420
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
     Grant Thornton LLP, the independent registered public accounting firm who had been engaged by Novint Technologies, Inc. (the “Company”) as the principal accountant to audit the Company’s financial statements, was dismissed effective February 21, 2006. On February 21, 2006, the Company’s Board of Directors and Audit Committee approved the engagement of AJ Robbins PC as the Company’s new principal independent accountant to audit the Company’s financial statements for the year ending December 31, 2005.
     The decision to change the Company’s independent accountant from Grant Thornton LLP to AJ Robbins PC was approved by the Company’s Board of Directors and Audit Committee on February 18, 2006.
     The report of Grant Thornton LLP on the financial statements of the Company as of and for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion; however, the report issued on the financial statements for the years ended December 31, 2004 and 2003, was modified as to the Company’s ability to continue as a going concern. During the periods ended December 31, 2004 and 2003, and the interim period from January 1, 2005 through the date of dismissal, the Company did not have any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.
     Prior to engaging AJ Robbins PC, the Company had not consulted AJ Robbins, PC, regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits

Exhibit No	Item
16	Letter Regarding Change in Certifying Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.

By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President
Dated: February 21, 2006